UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   X
Filed by a Party other than the Registrant

Check the appropriate box:
        Preliminary Proxy Statement
        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   X   Definitive Proxy Statement
        Definitive Additional Materials
        Soliciting Material Pursuant to Section 240.14a-12

FIRST PULASKI NATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):
   X   No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1) Title of each class of securities to which transaction applies:
                                       N/A
        2) Aggregate number of securities to which transactions applies:
                                       N/A
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                       N/A
        4) Proposed maximum aggregate value of transaction:
                                       N/A
        5) Total fee paid:
                                       N/A

        Fee paid previously with preliminary materials.
        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount previously paid:
                                N/A
         2) Form, Schedule or Registration Statement No.:
                                N/A
         3) Filing Party:
                                N/A
         4) Date Filed:
                                N/A

FIRST PULASKI NATIONAL CORPORATION
PULASKI, TENNESSEE 38478

JAMES T. COX
CHAIRMAN OF THE BOARD

April 10, 2007

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of First Pulaski National Corporation (the "Company"), the holding company for First National Bank of Pulaski. The meeting will be held in the Cox & Curry Center of the First National Bank of Pulaski, Tennessee at 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 26, 2007, at 1:00 p.m., local time. A complimentary luncheon will precede the meeting at 12:00 noon.

        The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Putman & Hancock, Certified Public Accountants, the Company's independent registered public accounting firm, will be present to respond to appropriate questions of shareholders. A copy of the Company's Annual Report to Shareholders for the year 2006 is also included with this mailing.

        It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card. There will be a registration table in the lobby of the Bank where you should report upon your arrival in order that we may properly register your vote, whether by proxy or in person. We ask that you do this prior to the luncheon.

        We look forward to seeing you at the meeting.

                                                                            Sincerely,

                                                                            /s/James T. Cox

                                                                            James T. Cox
                                                                            Chairman of the Board

FIRST PULASKI NATIONAL CORPORATION
206 SOUTH FIRST STREET
PULASKI, TENNESSEE 38478

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 26, 2007

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the First Pulaski National Corporation (the "Company") will be held in the Cox & Curry Center of the First National Bank of Pulaski, Tennessee located at 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 26, 2007, at 1:00 p.m., local time, for the following purposes:

(1)     To elect eleven (11) directors of the Company;

(2)     To approve the First Pulaski National Corporation 2007 Equity Incentive Plan; and

(3)     To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

        Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on March 20, 2007 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

        You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope. If you attend the meeting and wish to vote in person you may revoke your proxy at that time and vote by ballot.

                                                                                BY ORDER OF THE BOARD OF DIRECTORS

                                                                                /s/Tracy Porterfield

                                                                                TRACY PORTERFIELD
                                                                                CORPORATE SECRETARY

Pulaski, Tennessee
April 10, 2007

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
FIRST PULASKI NATIONAL CORPORATION
206 SOUTH FIRST STREET
PULASKI, TENNESSEE 38478
(931) 363-2585

ANNUAL MEETING OF SHAREHOLDERS
APRIL 26, 2007

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Pulaski National Corporation (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Meeting"). The Company is the holding company for First National Bank of Pulaski (the "Bank"). The Meeting will be held in the Cox & Curry Center of First National Bank of Pulaski at 206 South First Street, Pulaski, Tennessee 38478, on Thursday April 26, 2007, at 1:00 p.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about April 10, 2007.

VOTING AND PROXY PROCEDURE

        Shareholders Entitled to Vote. Shareholders of record as of the close of business on March 20, 2007 ("the Voting Record Date") are entitled to one vote for each share of common stock, $1.00 par value per share, (the "Common Stock") of the Company then held. At the close of business on the Voting Record Date, the Company had 1,557,744 shares of Common Stock issued and outstanding held by 1,481 shareholders.

        If your Company Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. If you wish to change your voting instructions after you have returned your voting instructions form to your broker or bank, you must contact your broker or bank.

        Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

        Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned to the Company properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below, and FOR approval of the First Pulaski National Corporation 2007 Equity Incentive Plan (the "2007 Plan"). If a shareholder attends the Meeting, he or she may revoke his or her proxy and vote by ballot.

        The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. The Company's Charter provides that shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for, or withheld from, each nominee. So long as a quorum is present, votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

        With respect to the approval of the 2007 Plan, shareholders may vote for or against the proposal or may abstain from voting. Approval of the 2007 Plan requires that the 2007 Plan receive more votes for its approval than against its approval. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

        Revocation of a Proxy. Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

        Proxy Solicitation. The Company's directors, executive officers and other employees, not specifically employed for this purpose, may solicit proxies by personal interview, mail, telephone or facsimile. They will not be paid additional remuneration for their efforts. This proxy solicitation will be paid for by the Company. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners. The Company will pay the cost of proxy solicitation, including expenses in connection with preparing, assembling and mailing this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Management knows of no persons who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on March 20, 2007.

        The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 20, 2007 (unless otherwise noted), for:

  each of the Company's directors and nominees.

  each of the Company's executive officers named in the Summary Compensation Table; and

  all of the Company's directors and executive officers as a group.

        The percentages of shares outstanding provided in the tables are based on 1,557,744 voting shares outstanding as of March 20, 2007. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of stock listed as owned by that person. The number of shares shown also includes the interest of certain persons in shares held by family members in their own right and in shares that the person has the right to acquire within sixty (60) days following March 20, 2007. Shares issuable upon exercise of options that are exercisable within sixty days following March 20, 2007 are considered outstanding for the purpose of calculating the percentage of outstanding shares of the Company's Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

Name (1)	Number of Shares Beneficially Owned	Number of Shares That May Be Acquired Within 60 Days Following March 20, 2007 by Exercising Options	Percent of Shares Outstanding
Directors
David E. Bagley	9,784 (2)	0	0.63%
James K. Blackburn, IV	5,143 (3)	3,000	0.52%
Wade Boggs	11,741 (4)	0	0.75%
James H. Butler	7,686 (5)	1,314	0.58%
James T. Cox (6) (7)	17,925 (8)	0	1.15%
Gregory G. Dugger	7,730 (9)	0	0.50%
Charles D. Haney	10,926 (10)	0	0.70%
James Rand Hayes	23,260 (11)	0	1.49%
Mark A. Hayes (6) (7)	7,225 (12)	10,000	1.10%
Linda Lee Rogers	4,710 (13)	0	0.30%
R. Whitney Stevens	535 (14)	0	0.03%
Bill Yancey	8,350 (15)	250	0.55%
Named Executive Officers
Donald A. Haney (7)	1,000 (16)	5,000	0.38%
Tracy Porterfield	1,081	2,500	0.23%

Directors and Executive Officers as a group (14 persons)	117,096	22,064	8.81%

________________________

(1)      The address of all parties shown in this table is 206 South First Street, Pulaski, Tennessee 38478.
(2)      Includes 600 shares held by Bagley & Bagley Insurance Company, 8,274 shares held by Citigroup Global Markets for benefit of David Bagley, 610 shares held as custodian for children and 300 shares held jointly with wife. Mr. Bagley has pledged 600 shares of Company Common Stock beneficially owned by him.
(3)      Mr. Blackburn has pledged 2,889 shares of Company Common Stock beneficially owned by him.
(4)      Includes 5,870 shares held by wife. Mr. Boggs has pledged 2,165 shares of Company Common Stock beneficially owned by him.
(5)      Includes 6,931 shares held jointly with wife and 755 shares held jointly with three children and grandchild.
(6)      Mr. Cox and Mr. Hayes are Named Executive Officers of the Company.
(7)      Mr. Cox, Mr. Hayes and Mr. Haney serve as Trustees for the First National Bank of Pulaski Employee Profit Sharing Plan, pursuant to which they have the ability to vote the shares held by the Plan and allocated to individual participant accounts. The shares reflected in the above table do not include shares held by the First
           National Bank of Pulaski Employee Profit Sharing Plan for which these individual have the right to vote as trustees.
(8)      Includes 2,075 shares held by wife, 250 shares held by Smith Barney for benefit of James T. Cox IRA, 250 shares held by Smith Barney Inc. for benefit of
           James T. Cox, 5,000 shares held by Citigroup Global Markets for benefit of James T. Cox IRA and 1,000 shares held by Smith Barney for benefit of James T. Cox,
           IRA.
(9)      Includes 1,665 shares held by Citigroup Global Markets for benefit of Gregory G. Dugger IRA.
(10)    Includes 7,490 shares held jointly with wife, 500shares held by wife, 200 shares held jointly with wife as trustee for children, 2 shares held by daughter and
           2,734 shares in trust for employees of Physicians & Surgeons, Inc.
(11)    Includes 11,630 shares held by wife.
(12)    Held jointly with wife.
(13)    Includes 220 shares held by husband.
(14)    Held jointly with wife.
(15)    Held jointly with wife.

(16)    Includes 60 shares held jointly with wife and children, 200 held by CGM IRA Custodian for benefit of Donald A. Haney, 550 shares held jointly with wife and 190 shares held by CGM IRA Custodian for benefit of wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to rules promulgated under the Exchange Act, the Company's directors, executive officers and any person holding more than ten percent (10%) of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC. These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates.

        Based solely on a review of the reports furnished to the Company and written representations from the Company's directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company's directors, executive officers and ten percent (10%) holders during the 2006 fiscal year except for one late Form 4 filing for Dr. Haney relating to the acquisition of 2 shares by Dr. Haney's daughter.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

        The Bylaws of the Company currently state that the Board of Directors shall consist of not less than five (5) or more than thirty-five (35) members. Currently, the Board of Directors of the Company is made up of twelve (12) members. The Board of Directors of the Company will also serve as the Board of Directors of the Bank. James Rand Hayes will retire from the Board of Directors, effective at the 2007 Annual Meeting. In connection therewith, the Board of Directors has approved a resolution to set the size of the Board of Directors at eleven (11) members effective upon Mr. Hayes' retirement.

        The persons herein named will be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Unless otherwise directed, it is the intention of the persons named in the proxy to vote the shares covered thereby for the nominees designated by the Company's Board of Directors as listed below.

        It is intended that the proxies solicited by the Company's Board of Directors will be voted FOR the election of the nominees named in the table below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Company's Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Company's Bylaws and reduce the size of the Board of Directors. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve and each of the nominees has consented to serve if elected.

        The table below sets forth certain information regarding the nominees for election at the Meeting including the length that each person has been a director and the principal occupation or employment of such person for the last five (5) years.

Nominees	Age	Served as Director Since	Principal Occupation or Employment for Last Five (5) Years
David E. Bagley	53	4/22/93	President, Bagley & Bagley Insurance, Inc.
James K. Blackburn, IV	64	4/07/83	Owner, Lairdland Farm Real Estate Broker
Wade Boggs	43	4/20/95	Owner, WashMaster Car Washes (1983-2001) Commercial Rental Property and Investments Real Estate Broker
James H. Butler	60	4/05/84	Real Estate Broker, Owner, Butler Realty
James T. Cox	69	3/17/99	Chairman of the Board of the Company and the Bank
Gregory G. Dugger	57	4/22/93	Dentist
Charles D. Haney (1)	52	4/22/93	Physician
Mark A. Hayes	45	8/14/01	CEO and President of the Company and the Bank
Linda Lee Rogers	55	4/27/06	Teacher (retired)
R. Whitney Stevens, Jr.	59	4/27/06	Attorney
Bill Yancey	62	4/04/91	Farmer

____________________________

(1) Dr. Haney is the brother of Donald A. Haney, the Bank's Sr. Vice President and Chief Operating Officer.

Director Independence

        The Board of Directors has determined that each of the following directors is an "independent director" within the meaning of the listing standards of the New York Stock Exchange:

David Bagley	James Rand Hayes
James K. Blackburn, IV	Linda Rogers
Wade Boggs	R. Whitney Stevens, Jr. and
James H. Butler	Bill Yancey.
Gregory G. Dugger

        When determining the independence of the members of the Company's Board of Directors, the Board of Directors considered the following transactions between the Company or the Bank and the directors:

   Bagley & Bagley Insurance Agency, of which Mr. Bagley is president, sold insurance to the Bank in 2006;

   Messrs. Boggs and Butler received real estate commissions from the Bank for the sale of real property acquired by the Bank from borrowers; and

   Mr. Stevens' law firm provided legal services to the Bank.

  Nomination Matters

          The Board of Directors of the Company has a Nominations and Compensation Committee which is responsible for recommending director nominees for election to the Board of Directors.

          When considering potential candidates for nomination to the Company's Board of Directors, including those recommended by the Company's shareholders, the Nominations and Compensation Committee reviews the potential candidates in light of the requirements and minimum qualifications set forth in the Company's Professional and Corporate Governance Guidelines (the "Corporate Governance Guidelines") as well as the requirements set out in the Company's Bylaws. As set out in the Corporate Governance Guidelines, candidates for membership to the Company's Board of Directors should possess the following characteristics:

     Integrity;

     Independence;

     Objectivity;

     Informed Judgment;

     Financial Literacy;

     Mature Confidence; and

     High Standards.

          The Corporate Governance Guidelines also provide that each candidate should contribute knowledge, experience or skills in the following areas:

     Accounting and Finance;

     Business Judgment;

     Understanding of Management;

     Crisis Response;

     Industry Knowledge;

     Leadership; or

     Strategy and Vision.

          The Nominations and Compensation Committee, along with the Board of Directors, is authorized under the terms of the Corporate Governance Guidelines, to select potential candidates for membership on the Board of Directors. These candidates are identified by members of the Nominations and Compensation Committee and the members of the Board of Directors through conversations with other members of the Board of Directors, members of senior management and other members of the communities served by the Company as well as by shareholders making recommendations in accordance with the provisions contained in the Company's Bylaws, as summarized below. Candidates represent individuals who three-fourths of the members of the Board of Directors have approved contacting to determine possible interest of such individual in serving on the Board of Directors should a vacancy arise or additional directors be added to the Board of Directors.

          As discussed above, the Nominations and Compensation Committee will consider nominees recommended by any shareholder of the Company who delivers timely notice of the nomination in proper written form to the Company's secretary at the Company's principal executive office. To be timely, the notice must be received not less than 120 days prior to the anniversary of the date that the previous year's proxy statement was mailed to shareholders if the annual meeting at which the director would be elected, if nominated, is held within 30 days of the anniversary of the prior year's meeting. The notice must include certain biographical information about both the proposed nominee and the shareholder submitting the proposal as well as disclose the number of shares of Company Common Stock owned by each of the proposed nominee and the shareholder making the proposal. The proposal must also contain the proposed nominee's written consent to being named as a nominee in the proxy statement and to serving on the Board of Directors if nominated and subsequently elected. For a more complete summary of the procedure you are encouraged to consult the Company's Bylaws.

  Communications with Directors

          The Company's Board of Directors has established procedures for the Company's shareholders to communicate with members of the Board of Directors. Shareholders can communicate with any of the Company's directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o First Pulaski National Corporation, 206 South First Street, P.O. Box 289, Pulaski, Tennessee 38478.

  Attendance at Annual Meeting

          On March 16, 2004, the Board of Directors adopted a policy stating that directors are strongly encouraged to attend the annual meeting of shareholders each year. In order to encourage director attendance at the annual meeting of shareholders, a meeting of the Board of Directors is held immediately following the annual meeting of shareholders each year. All of the directors at that time attended the 2006 Annual Meeting of Shareholders.

  Code of Conduct

          The Company has adopted a code of conduct for its senior executive and financial officers (the "Code of Conduct"), a copy of which will be provided to any person, without charge, upon request to the Company at 206 South First Street, P.O. Box 289, Pulaski, Tennessee 38478, Attention: Corporate Secretary. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of its Code of Conduct in accordance with the rules and regulations of the SEC.

          Unless directed otherwise by the shareholders, the enclosed proxy will be voted FOR the election of the nominees for directors listed. The Company's management has no reason to believe at this time that the persons so nominated will be unable or will decline to serve if elected.

  DESCRIPTION OF THE BOARD & COMMITTEES

          In 1999, the Company established a Nominations and Compensation Committee. Prior to this action, the functions of this committee were handled by the Bank's Nominations and Compensation Committee. Decisions regarding the Company's audit process are made by the joint Audit Committee of the Board of Directors of the Bank and the Company, subject to the approval of the Board of Directors of the Bank and of the Board of Directors of the Company as a whole. The Board of Directors of the Company holds regular meetings every quarter and special meetings as called.

          Members of the Company's and the Bank's joint Nominations and Compensation Committee are David Bagley, James K. Blackburn and Wade Boggs, each of whom is "independent" within the meaning of the listing standards of the New York Stock Exchange, Inc. (the "NYSE"). The joint Nominations and Compensation Committee is responsible for recommending to the Board of Directors individuals to serve as directors and is also responsible for recommending the compensation levels of certain of the Bank's executive officers. The joint Nominations and Compensation Committee does not have a written charter. The joint Nominations and Compensation Committee held four (4) meetings during 2006. Compensation decisions for the Company's executive officers, including its Named Executive Officers, are made by the joint Nominations and Compensation Committee. The agenda for meetings of the Nominations and Compensation Committee is determined by its Chairman with the assistance of the Company's Secretary and the Company's Chief Executive Officer. Meetings of this committee are regularly attended by Chairman of the Board, the Chief Executive Officer and the Senior Vice President and Chief Operating Officer of the Bank. When considering the compensation of Mr. Hayes and Mr. Cox, the Nominations and Compensation Committee meets in executive session. The Nominations and Compensation Committee's Chairman reports the committee's recommendations on executive compensation to the Board of Directors. The Company's human resources and accounting departments support the Nominations and Compensation Committee in its duties and may be delegated authority to fulfill certain administrative duties regarding the Company's and the Bank's compensation programs.

          The Audit Committee is a separately-designated standing audit committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, which reviews annual and interim reports of the independent registered public accounting firm and provides advice and assistance regarding the accounting, auditing and financial reporting practices of the Company and the Bank and operates under the terms of a written charter. A copy of the written charter of the Audit Committee is not available on the Company's website but is attached to this proxy statement as Appendix A. The current members of the Audit Committee are David E. Bagley, James K. Blackburn, Wade Boggs, James H. Butler, James Rand Hayes and Bill Yancey, each of whom is "independent" within the meaning of the NYSE listing standards and the rules and regulations of the SEC. The Audit Committee met a total of thirteen (13) times during 2006.

          While the Board of Directors believes that certain of its audit committee members are financially literate and have a level of financial sophistication necessary to serve on the Audit Committee, it has determined that the Company does not have an "audit committee financial expert" as defined by the SEC's rules and regulations serving on the Audit Committee. The Board of Directors believes, however, that the current members of the Company's Board of Directors provide a breadth of experience and level of community relationships that are important to the Company and that the Company does not believe that it could attract an additional director that meets the requirements of an "audit committee financial expert" who also has those similar relationships. In making its determination, the Board of Directors particularly considered the size and nature of the Company's business and the importance of knowledge of the local communities served by the Bank.

          Membership on the Bank's Executive and Loan Committee consisted of all members of the Company's and the Bank's Board of Directors with the exception of Dr. Charles D. Haney. The Executive and Loan Committee is responsible for reviewing the Bank's loan portfolio and approving certain loans that exceed internally specified lending limits. The Bank's Executive and Loan Committee met twenty-four (24) times in 2006.

          During the fiscal year ended December 31, 2006, the Board of Directors of the Company held an organizational meeting after the annual shareholders meeting and four (4) regularly scheduled quarterly meetings and the Board of Directors of the Bank held twelve (12) meetings. All of the directors who serve on the Board of Directors of the Bank also serve on the Company's Board of Directors. During the year 2006, no incumbent director attended fewer than 75% of the total number of meetings of the Company's and the Bank's Board of Directors and any of the committees upon which such director serves. The Board of Directors of the Bank formed a new Strategic Planning Committee in 2003. This committee, consisting of Wade Boggs, Charles D. Haney and Bill Yancey, meets only when needed and met once during 2006.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES.

  EXECUTIVE COMPENSATION

  Compensation Discussion and Analysis

          General. Matters of executive compensation, including cash incentive payments, for the Company's Chairman of the Board and Chief Executive Officer are determined by the joint Nominations and Compensation Committee of the Board of Directors of the Company and the Bank subject to the approval of the Board of Directors of the Company and the Bank. We refer to the Nominations and Compensation Committee as the "Compensation Committee" in this discussion. Matters of executive compensation for the Company's Chief Operating Officer and Chief Financial Officer, who together with the Company's Chief Executive Officer and Chairman of the Board constitute the Company's named executive officers, are determined by the President and Chief Executive Officer and Chairman of the Company.

          Philosophy and Objectives. The objectives of the Company's compensation program are to attract and retain qualified individuals that will execute our business strategy, uphold our values and deliver results and long-term value to our shareholders. We also seek to reward the Company's executive officers for their individual performance and the performance of the Company. It is the intent of the Compensation Committee and the Board of Directors to offer a compensation program to the Company's executives that is competitive with other financial institutions of similar size and demographics. The Compensation Committee's philosophy for an executive officer emphasizes an overall analysis of the executive's performance for the year, projected role and responsibilities, required impact on execution of the Company's strategy, external pay practices and other factors that the Compensation Committee deems appropriate. The Compensation Committee also considers employee retention when establishing the total compensation for the Company's named executive officers.

          The compensation program is designed to reward the executive in achieving targeted results that impact the Company's strategic objectives as outlined in its mission statement. Those objectives are as follows:

     To maximize shareholder value as an independent community bank.

     To provide superior customer products and services to the communities we serve.

     To maintain a rewarding environment that offers equal opportunity to all employees, while projecting an image of integrity and professionalism.

     To provide leadership in the communities we serve that helps to improve the quality of life for its citizens.

        Principal Components of Compensation. The principal components of compensation for named executive officers for 2006 were:

     base salary;

     annual cash incentive compensation;

     retirement and other benefits; and

     equity-based compensation.

          The Company and the Bank chooses to pay each element above to its employees (including executive officers) to maintain the ability to recruit and retain a viable workforce that meets or exceeds the performance expectations of its shareholders. Market surveys are reviewed by the Compensation Committee on an annual basis to ensure overall compensation practices are within industry norms.

          Base Salary. The Company seeks to provide base salaries for its executive officers that provide a secure level of guaranteed cash compensation in accordance with the executive officer's experience, professional status and job responsibilities. The Compensation Committee has historically allocated a significant portion of the named executive officers' total compensation to current year base salary rather than equity-based awards or incentive-based cash compensation.  The Compensation Committee has utilized this approach in an effort to reduce the amount of dilution to existing shareholders that typically accompanies equity-based awards and because it believes that a higher guaranteed component of cash compensation is necessary to recruit and retain executive officers to serve in the Company's primary markets. Each year the Compensation Committee reviews and approves a base salary for the Chairman of the Board and the Chief Executive Officer taking into account several factors, including prior year base salary, responsibilities, tenure, performance, salaries paid by other financial institutions of a similar size in similar markets, the Company's overall pay scale and the Company's recent performance. Taking into consideration these factors, the Compensation Committee approved increases of 3% and 5% to the 2006 base salaries of Messrs. Cox and Hayes, respectively, when compared to 2005. The Company's Chief Executive Officer, who establishes the compensation for the other named executive officers besides the Chairman of the Board, approved increases based on the criteria above of 5% and 10% to the 2006 base salaries of Messrs. Haney and Porterfield, respectively, when compared to 2005.

          Cash Incentive Compensation. In addition to base salary, cash incentive plan compensation provides the Company's executive officers with the potential for enhanced cash compensation based on the extent to which budgeted performance targets set in advance by the Compensation Committee are met. Executives were eligible for, and received, a cash incentive payment under the Company's Cash Bonus Program as determined by the Board of Directors based upon the Company's overall financial performance in 2006 and the individual performance of the named executive officer. The decision of the Compensation Committee and the Board of Directors to award cash incentives was based upon the Compensation Committee's and the Board of Directors' belief that the Company's financial performance was sound and consistent with the Company's past performance. Specific quantitative performance measures of the Company and the Bank related to the Company's net earnings were used to determine the amount of cash incentive awarded. In addition, the Compensation Committee and the Board of Directors may in their discretion reduce or increase the size of any individual award based on each individual's performance. Cash incentive payments for executive officers, including the Chairman of the Board and the Chief Executive Officer and President, were made in a manner similar to the cash incentive payments made to all full-time employees of the Bank or the Company, with the amount awarded being most closely tied to that employee's weekly salary.

          Retirement and Other Benefits. All full-time employees of the Company and the Bank are eligible to participate in the Bank's Profit Sharing Plan which serves as the employee's retirement plan for the organization. The Bank contributed approximately 15 percent of each eligible employee's salary to the Profit Sharing Plan in 2006. All full-time employees are eligible to receive a contribution after meeting the plan's eligibility requirements. The Bank's contribution to the plan is then allocated to the plan participants based upon the plan's allocation formula with its primary factor being the participant's cash compensation for the year.

          The Bank also offers all full-time employees other employment related benefits such as health insurance, dental insurance, life insurance and disability insurance. These plans are funded according to plan design and eligibility requirements determined by bank management in accordance with federal and state laws governing such plans.

          Equity-Based Compensation. In prior years the Compensation Committee has approved the award of stock options to the Company's executive officers pursuant to the Company's 1997 Stock Option Plan. The Compensation Committee believes that equity-based compensation in the form of stock options serves to align executive officer performance with the creation of long-term shareholder value. The Compensation Committee, however, seeks to balance this objective with limiting dilution to the Company's existing shareholders as a result of stock option awards. In addition, the Compensation Committee believed it to be in the best interest of the Company to not incur any stock compensation expense in 2006 related to equity-based awards. As such, the Board of Directors, upon recommendation of the Compensation Committee voted to accelerate all of the Company's unvested stock options in 2005. In 2006, the Company did not award any options to its named executive officers.

          Board and Committee Fees. Mr. Cox and Mr. Hayes receive fees for their service on the Boards of Directors of the Bank and the Company, which fees they may defer pursuant to the terms of a deferred compensation plan described in more detail below under the heading "Director Compensation". Earnings on amounts deferred by Mr. Cox and Mr. Hayes accrued interest at a rate of 12.28% and 9.45%, respectively, during 2006. Under the terms of this plan Mr. Cox and Mr. Hayes will be entitled to receive 180 monthly payments following their retirement from the Board, or if earlier, their death, disability or earlier separation from service on the Board. The Bank has purchased life insurance on the lives of Mr. Cox and Mr. Hayes, for which the Bank is the beneficiary, to help fund the payment of benefits payable to Mr. Cox and Mr. Hayes under this plan. For more information on the plan please see page 16.

          2006 Compensation Determinations. In setting the 2006 compensation of Mr. Cox and Mr. Hayes, the Compensation Committee did not use the services of any compensation consultant. The Compensation Committee did, however, review survey information of compensation levels for chief executive officers and presidents of banks and bank holding companies headquartered in Tennessee and the southeast with assets of $200 million -1 billion (with primary emphasis on asset size between $200 to $500 million). The Compensation Committee also reviewed compensation surveys of peer group data prepared by third-party providers that were not hired as consultants. Decisions regarding the 2006 compensation levels for Mr. Cox and Mr. Hayes were made in view of these sources of information with the intent to compensate Mr. Cox and Mr. Hayes at levels that were comparable to the chairmen and presidents, respectively, of other financial institutions of similar size that are located in similar markets with an emphasis on cash compensation over equity-based compensation. In determining 2006 compensation levels, the Committee further reviewed the Bank's and the Company's overall financial performance in 2005, considering in particular, asset quality and growth, net income, earnings per share and return on equity compared to the previous year, and Mr. Cox's and Mr. Hayes' direct business contribution to the Bank. For 2006, Mr. Cox's base salary was $179,091 and Mr. Hayes' base salary was $185,922. Mr. Cox and Mr. Hayes received cash incentives paid for 2006 service totaling $5,896 and $6,184 respectively. Neither Mr. Cox nor Mr. Hayes was awarded any equity-based compensation during 2006.

          The 2006 compensation levels for Donald A. Haney, the Company's Chief Operating Officer and Tracy Porterfield, the Company's Chief Financial Officer, were based on similar criteria and considerations as those of Mr. Cox and Mr. Hayes, and were approved by the Chairman of the Board and the President of the Company. For 2006, Mr. Haney's base salary was $144,826 and Mr. Porterfield's base salary was $83,993. Mr. Haney and Mr. Porterfield received cash incentives paid for 2006 service totaling $4,873 and $2,966, respectively. Neither Mr. Haney nor Mr. Porterfield received any equity-based compensation in 2006.

          2007 Compensation Decisions. For 2007, base salaries have been set at $182,050, $190,991, $150,452 and $91,577 for Messrs. Cox, Hayes, Haney and Porterfield, respectively. The Compensation Committee also established criteria for cash incentive compensation for each of the named executive officers for the 2007 fiscal year. At this time, the Compensation Committee has not voted to award any equity-based incentive compensation to the named executive officers, but the Company's shareholders are being asked to approve a new broad-based equity incentive plan at the Meeting. If this plan is approved, the Company's named executive officers may be awarded some combination of options, stock appreciation rights or restricted shares in the future, the vesting of which may be tied to the continued service of the executive officer over a period of time or certain performance goals.

          Tax Deductibility and Other Matters. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for the Company's executive officers.

          On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, the Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.

          Beginning on January 1, 2006, the Company began accounting for stock-based payments including those issued under its Stock Option Plan in accordance with the requirements of FASB Statement 123(R). Adoption of FAS 123(R) had no impact on the Company's results of operations in 2006 as the Company had previously accelerated the vesting of all outstanding stock options prior to January 1, 2006, and the Company has not issued any stock options since its adoption of FAS 123(R).

  Compensation Committee Report

          The Nominations and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Nominations and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

  Wade Boggs, Chairman
  David Bagley
  James K. Blackburn

  Summary Compensation Table

          The following information is provided for James T. Cox, the Company's and the Bank's Chairman of the Board, Mark A. Hayes, the Chief Executive Officer and President of the Company and the Bank, Tracy Porterfield, the Company's and the Bank's Chief Financial Officer and Donald A. Haney, the only other executive officer whose total compensation exceeded $100,000 in 2006. Messrs. Cox, Hayes, Porterfield and Haney are collectively the Company's "Named Executive Officers". The Named Executive Officers were not entitled to receive payments which would be characterized as "Bonus" payments for the fiscal year ended December 31, 2006. Amounts listed under the column title "Non-Equity Incentive Plan Compensation" were determined by the Board of Directors.

          For 2006, "Salary" accounted for approximately 74.5% of the total compensation of the Named Executive Officers, non-equity incentive plan compensation accounted for approximately 2.5% of the total compensation of the Named Executive Officers and retirement and benefits accounted for approximately 23.0% of the total compensation of Named Executive Officers.

  2006 SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings(1)	Compensation(2)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
James T. Cox,	2006	$179,091	-	-	-	$5,896	28,699	$50,809	$264,495
Chairman of the Board of
the Company and the Bank

Mark A. Hayes	2006	$185,922	-	-	-	$6,184	13,602	$55,460	$261,168
CEO and President of the
Company and the Bank

Don A. Haney	2006	$144,826	-	-	-	$4,873	-	$21,935	$171,634
Senior Vice-President and
Chief Operating Officer of
the Bank

Tracy Porterfield	2006	$83,993	-	-	-	$2,966	-	$12,886	$99,845
Chief Financial Officer and
Secretary/Treasurer of the
Company and Chief Financial
Officer and Cashier of the Bank

  ___________________

  (1) Represents the change in actuarial present value of the Named Executive Officers' account balance under the Company's Amended and Restated Directors' Deferred Compensation Plan (the "Director Plan"). For more information regarding the Director Plan see "Director Compensation" below.

  (2) Represents for the fiscal year 2006 (i) Company contributions to a defined contribution plan in the amount of $27,005 for Mr. Cox, $28,449 for Mr. Hayes, $21,473 for Mr. Haney and $12,638 for Mr. Porterfield; (ii) premiums paid by the Company with respect to life insurance policies on the lives of Messrs. Cox, Hayes, Haney and Porterfield payable to beneficiaries designated by Messrs. Cox, Hayes, Haney and Porterfield, of $2,704 for Mr. Cox, $605 for Mr. Hayes, $462 for Mr. Haney and $248 for Mr. Porterfield; (iii) directors fees paid by the Company and the Bank in the amount of $21,100 for Mr. Cox and $21,100 for Mr. Hayes, and (v) amounts associated with the use of a bank-owned automobile of $5,306 for Mr. Hayes.

  Option Grants in 2006

  The Company granted no options or stock appreciation rights to named executive officers during the year 2006.

  Outstanding Equity Awards

          The following table sets forth certain information with respect to outstanding equity awards at December 31, 2006.

  OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Equity
								Equity	Incentive
								Incentive	Plan Awards:
			Equity Incentive					Plan Awards:	Market or
			Plan Awards:					Number of	Payout Value
	Number of	Number of	Number of			Number of	Market Value	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	of Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying	Option		Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Exercise	Option	Stock That	Stock That	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Price	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	($)	Date	Vested	Vested	Vested	Vested
James T. Cox	-	-	-	$-	-	-	-	-	-

Mark A. Hayes	10,000 (1)	-	-	$33.00	10/6/2008	-	-	-	-

Don A. Haney	5,000 (2)	-	-	$49.00	12/29/2013	-	-	-	-

Tracy Porterfield	500 (3)	-	-	$49.00	12/29/2010	-	-	-	-
	500 (3)	-	-	$49.00	12/29/2011	-	-	-	-
	1,500 (4)	-	-	$49.00	12/29/2012	-	-	-	-

  (1) Options vested in 20% increments on October 6, 1999, October 6, 2000, October 6, 2001, October 6, 2002 and October 6, 2003.
  (2) Options were scheduled to 20% on each of December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and December 31, 2007. The Board of Directors voted to accelerate the vesting of all then unvested options as of December 31, 2005.
  (3) Options vested in 50% increments on December 31, 2003 and December 31, 2004.
  (4) Options were scheduled to vest one-third on December 31, 2005, December 31, 2006 and December 31, 2007. The Board of Directors voted to accelerate the vesting of all then unvested options as of December 31, 2005.

  Aggregate Option Exercises During 2006

          The following table sets forth information about the number of stock options exercised by the Company's CEO and its other Named Executive Officers for the year ended December 31, 2006.

  OPTION EXERCISES AND STOCK VESTED IN 2006

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
James T. Cox	-	$-	-	$-

Mark A. Hayes	2,500	$56,000 (1)	-	$-

Don A. Haney	-	$-	-	$-

Tracy Porterfield	-	$-	-	$-

  (1) Represents the difference between the option price and $50.00, the trading price of which the registrant is aware of its common stock closest to the date of exercise of the option.

          The following table sets forth certain information with respect to the Director Plan as described in more detail under "Director Compensation" below:

  2006 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
James T. Cox	First National Bank of Pulaski Amended and Restated Directors' Deferred Compensation Plan	6	$ 109,524
Mark A. Hayes	First National Bank of Pulaski Amended and Restated Directors' Deferred Compensation Plan	5.25	$ 38,650

  ____________

  (1) Includes the present value of the benefit payable to the Named Executive Officer under the Director Plan assuming that the Named Executive Officer continues to serve on the Bank's Board of Directors until his normal retirement date. This present value is calculated assuming that the value of the benefit increases until the Named Executive Officer's normal retirement date in an amount necessary to fund the Company's obligation to the Named Executive Officer under the plan applying a discount rate equal to seven percent.

  DIRECTOR COMPENSATION

          The directors of the Company and of the Bank, are compensated under the Director Plan at the rate of $800 per month for service on the boards of the Company and the Bank. The directors of the Company and of the Bank also are paid $200 per month for service on the boards of the Company and the Bank which amount is not deferred. Those directors of the Bank who serve on the Executive and Loan Committee of the Bank are compensated at the rate of $350 per committee meeting. If meetings of the Executive and Loan Committee extend considerably beyond the usual length, the pay is at the rate of $450 per meeting, for those in attendance. The membership of the Executive and Loan Committee consists of all but one of the members of the Bank's Board of Directors. Additionally, directors who serve on the joint Audit Committee of the Bank and the Company receive $500 per meeting plus an additional $200 per meeting held to review the Company's quarterly reports on Form 10-Q and annual report on Form 10-K. Also, directors who serve on the Nominations and Compensation Committee receive $150 per meeting. Directors who serve on other committees of the Board of Directors of the Company and the Bank receive $100 to $150 per meeting. James T. Cox and Mark A. Hayes, the only directors who are also employees of the Bank, receive director fees for meetings of the Board of Directors and Executive and Loan Committee meetings. Interest is credited by the Company and the Bank on amounts deferred under the Director Plan at rates between 9.25% and 13.25%.

          The following table sets forth information concerning fees earned and other compensation paid to the Company's directors for service in 2006.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
				Change in
				Pension Value
				and Deferred
	Fees Earned or			Compensation	All Other
	Paid in Cash(2)	Stock Awards	Option Awards	Earnings	Compensation	Total(2)
Name(1)	($)	($)	($)	($)	($)	($)
David E. Bagley	$27,650	-	-	$20,164 (3)	-	$47,814
Johnny Bevill	$9,300	-	-	$9,496 (4)	-	$18,796
James K. Blackburn, IV	$27,450	-	-	$24,178 (3)	-	$51,628
Wade Boggs	$27,500	-	-	$16,987 (3)	-	$44,487
James H. Butler	$25,300	-	-	$22,578 (3)	-	$47,878
Gregory G. Dugger	$22,350	-	-	$21,829 (3)	-	$44,179
Charles D. Haney	$13,900	-	-	$20,032 (3)	-	$33,932
James Rand Hayes	$26,750	-	-	$31,192 (3)	-	$57,942
Linda Lee Rogers	$14,750	-	-	$-	-	$14,750
R. Whitney Stevens, Jr.	$13,800	-	-	$-	-	$13,800
Bill Yancey	$25,900	-	-	$27,005 (3)	-	$52,905

  (1) Compensation for Mr. Hayes and Mr. Cox for service on the Company's and the Bank's Board of Directors is reflected in the Summary Compensation Table above.
  (2) Includes for all directors other than Ms. Rogers and Mr. Stevens who did not participate in such plan at December 31, 2006, $9,600, or in the case of Mr. Bevill, $3,200, in fees that are deferred under the Director Plan. These deferred amounts are included in column (b) as well as columns (e) and (g).
  (3) Includes the present value of the benefit payable to the director under the Director Plan assuming that the director continues to serve on the Bank's board until his normal retirement date. This present value is calculated assuming that the value of the benefit increases until the director's normal retirement date in an amount necessary to fund the Company's obligation to the director under the plan applying a discount rate equal to seven percent.

  (4) Reflects the change in actuarial present value of benefit payable to Mr. Bevill between December 31, 2005 and December 31, 2006 and includes the impact of the payment of benefits to Mr. Bevill who retired on May 1, 2006 under the Director Plan, which payments commenced on June 1, 2006.

          Each director is eligible to defer up to $800 per month of his or her director fees pursuant to the Director Plan. Amounts deferred by each participant are credited with interest at rates ranging from 9.25% to 13.25%.

          The Director Plan, which is an unfunded, non-qualified plan, provides for the payment of pre and post-retirement income and death benefits and disability benefits to participants or their designated beneficiaries from amounts previously deferred by participants under the Director Plan. If a participant continues to serve on the Bank's Board of Directors until this normal retirement age, he or she will be entitled to receive his or her monthly benefit for 180 months beginning thirty days following his or her normal retirement date.

          In the event that the participant's service on the Bank's Board of Directors ceases prior to his or her normal retirement as a result of some event other than disability or death, the amount of the benefit payable to the participant will equal the product of (1) the amount of the benefit that would have been payable upon normal retirement and (2) the quotient of (A) the number of years the participant actually served on the Bank's Board of Directors divided by (B) the number of years the participant would have served on the Bank's Board of Directors had he or she served until normal retirement. Payment of this reduced benefit shall commence thirty days following the date that the participant would have achieved normal retirement, and shall run for 180 months.

          In the event that a participant's service on the Bank's Board of Directors terminates prior to normal retirement as a result of disability, the participant shall be entitled to receive the full amount of the benefit he or she would have been eligible to receive had he or she continued to serve on the Bank's Board of Directors until normal retirement. This benefit shall be payable for 180 months and shall commence thirty days following the date that the participant would have achieved normal retirement.

          If the participant dies while in active service on the Bank's Board of Directors, the participant shall be entitled to receive the full amount of the benefit he or she would have been eligible to receive had he or she continued to serve on the Bank's Board of Directors until normal retirement. This benefit shall be paid out to the participant's beneficiary over 180 months, commencing thirty days following such participant's death. If the participant dies after his or her service on the Bank's Board of Directors ceases for some event other than death or disability, then he or she shall be entitled to receive the benefit he or she was entitled to receive as a result of such termination event (as described above) and such benefit shall be payable for 180 months and shall commence thirty days following the date of such participant's death.

  AUDIT COMMITTEE REPORT FOR 2006

          The primary function of our committee is oversight of the Company's financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. Our members are not professionally engaged in the practice of accounting or auditing, and are not experts in either of those fields or in auditor independence.

          In carrying out our responsibilities, we look to management and the independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the financial reporting process and internal controls. The independent registered public accounting firm is responsible for auditing the Company's annual financial statements in accordance with generally accepted auditing standards and expressing an opinion as to the statement's conformity with generally accepted accounting principles.

          In performance of our oversight function, we have reviewed and discussed the consolidated financial statements with management and Putman & Hancock, Certified Public Accountants, the independent registered public accounting firm. Management and Putman & Hancock told us that the Company's consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. We discussed with Putman & Hancock matters covered by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

          We have also discussed with Putman & Hancock their independence from the Company and management, including the matters in Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3600T and the letter and disclosures from Putman & Hancock to us pursuant to Standard No. 1. We considered whether non-audit services provided by Putman & Hancock to the Company are compatible with maintaining the auditor's independence.

          We discussed with Putman & Hancock the overall scope and plans for its audit. We met with Putman & Hancock to discuss the results of its examinations and the overall quality of the Company's financial reporting.

          Based on the matters referred to above, in reliance on management and Putman & Hancock, and subject to the limitations of our role, we recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

David E. Bagley, Chairman	James K. Blackburn	Wade Boggs
James H. Butler	James Rand Hayes	Bill Yancey

          The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Serving on the Nominations and Compensation Committee of the Company during 2006 were David Bagley, James K. Blackburn, and Wade Boggs. None of these persons at any time during fiscal 2006 was an employee of the Company or the Bank. In addition, none of these persons has at any time been an officer of the Company or the Bank. In addition, there are no relationships among the Company's executive officers, members of the Nominations and Compensation Committee of the Company or entities whose executives serve on the Board of Directors or the Nominations and Compensation Committee of the Company that require disclosure under applicable SEC regulations concerning relationships between management and the Company or the Bank or concerning indebtedness of management to the Company or the Bank. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Nominations and Compensation Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Nominations and Compensation Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Some of the Company's officers and directors at present, as in the past, are customers of the Bank, and some of the Company's officers and directors are directors and officers of corporations or members of partnerships that are customers of the Bank. As such customers, they had transactions in the ordinary course of business in 2006 with the Bank, including borrowings, all of which were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of the Board of Directors, these loans did not involve more than a normal risk of collectability or present any other unfavorable features. Related party transactions between the Company or the Bank and the directors or executive officers are approved in advance by the Company's Board of Directors.

  PROPOSAL NO. 2
  APPROVAL OF 2007 EQUITY INCENTIVE PLAN

          The Company's Board of Directors has adopted and recommends that the shareholders approve the First Pulaski National Corporation 2007 Equity Incentive Plan (the "2007 Plan"). If approved by the shareholders, the 2007 Plan will authorize awards in respect of an aggregate of 100,000 shares of Common Stock. If approved by our shareholders, the 2007 Plan will become effective as of April 26, 2007, and no further awards will be granted under the Company's 1997 Stock Option Plan.

          The primary purpose of the 2007 Plan is to promote the interests of the Company and its shareholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its affiliates, (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking the compensation of those individuals to the long-term interests of the Company and its stockholders.

          The Company believes that its equity programs and its emphasis on employee stock ownership will be important to the Company's ability to achieve its corporate performance goals in the years ahead. The Company believes that the ability to attract, retain and motivate talented employees is critical to long-term company performance and shareholder returns. The Company believes that the 2007 Plan will allow it the flexibility to implement its current long-term incentive philosophy in future years and will better align executive and shareholder interests. For these reasons, the Company considers approval of the 2007 Plan important to its future success and encourage you to vote FOR approval of the 2007 Plan.

          The following is a brief summary of the principal features of the 2007 Plan, which is qualified in its entirety by reference to the 2007 Plan itself, a copy of which is attached hereto as Appendix B and incorporated herein by reference.

          Shares Available for Awards under the 2007 Plan. Under the 2007 Plan, awards may be made in common stock of the Company. Subject to adjustment as provided by the terms of the 2007 Plan, the maximum number of shares of common stock with respect to which awards may be granted under the 2007 Plan is 100,000 shares.

          Shares covered by an award granted under the 2007 Plan, or to which such an award relates, that are forfeited, or if any such award is settled for cash or otherwise terminates, expires unexercised or is cancelled without the delivery of shares, then the shares covered by such award, or to which such award relates, or the number of shares otherwise counted against the aggregate number of shares with respect to which awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration or cancellation, shall again become shares with respect to which awards may be granted. Shares of common stock issued under the 2007 Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines ("Substitute Awards"), do not reduce the number of shares available for awards under the Plan.

          In addition, the 2007 Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Under these limitations, no single participant may receive options or stock appreciation rights ("SARS") in any calendar year that, taken together, relate to more than 15,000 shares, subject to adjustment in certain circumstances.

          With certain limitations, awards made under the Plan may be adjusted by a committee of the Board composed of not less than two non-employee directors (the "Committee") in its sole discretion. The initial Committee will be the full Board of Directors but may thereafter be a committee of the Board to whom such authority is delegated.

          Eligibility and Administration. Current and prospective officers and employees, and directors of, and consultants to, the Company and its affiliates are eligible to be granted awards under the 2007 Plan. As of March 20, 2007, approximately 169 individuals were eligible to participate in the 2007 Plan. The Board of Directors will initially administer the 2007 Plan, including with respect to awards to non-employee directors. At the discretion of the Board of Directors, the administration of the 2007 Plan may be delegated to a committee composed of not less than two non-employee directors, each of whom will be a "Non-Employee Director" for purposes of Section 16 of the Securities Exchange Act and Rule 16b-3 thereunder, an "outside director" within the meaning of Section 162(m) and the regulations promulgated under the Code, and will be an independent director as defined by the listing standards of the New York Stock Exchange. Subject to the terms of the 2007 Plan, the Board of Directors, or upon delegation, the Committee is authorized to (i) designate participants, (ii) determine the type and number of awards to be granted, (iii) determine the number of shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with awards, (iv) determine the timing, terms and conditions of any award, (v) accelerate the time at which all or any part of an award may be settled or exercised, (vi) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, shares, other securities, other awards, other property, and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Board of Directors, or upon delegation, the Committee; (viii) interpret and administer the 2007 Plan and any instrument or agreement relating to, or award made under, the 2007 Plan; (ix) in certain circumstances, amend or modify the terms of any award at or after grant with the consent of the holder of the award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2007 Plan; and (xi) make any other determination and take any other action that the Board of Directors, or upon delegation, the Committee, deems necessary or desirable for the administration of the 2007 Plan, subject to the exclusive authority of the Board of Directors set forth in the 2007 Plan to amend or terminate the 2007 Plan.

          Stock Options and Stock Appreciation Rights. The Board of Directors, or upon delegation, the Committee, is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Board of Directors, or upon delegation, the Committee, may specify the terms of such grants subject to the terms of the 2007 Plan. The Board of Directors, or upon delegation, the Committee, is also authorized to grant SARS, either with or without a related option. The exercise price per share subject to an option is determined by the Board of Directors, or upon delegation, the Committee, but may not be less than the fair market value of a share of Common Stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Board of Directors, or upon delegation, the Committee, except that no option or SAR relating to an option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than 10% of the Company's voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

          A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.

          Payment of the option price must be made in cash or cash equivalents, or, at the discretion of the Board of Directors, or upon delegation, the Committee, (i) by transfer, either actually or by attestation, to the Company of shares that have been held by the participant for at least six months (or such lesser period as may be permitted by the Board of Directors, or upon delegation, the Committee) which have a fair market value on the date of exercise equal to the option price, together with any applicable withholding taxes, or (ii) by a combination of such cash or cash equivalents and such shares; provided, however, that a participant is not entitled to tender shares pursuant to successive, substantially simultaneous exercises of any stock option of the Company. Subject to applicable securities laws and Company policy, the Company may permit an option to be exercised by delivering a notice of exercise and simultaneously selling the shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes. Until the participant has been issued the shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such shares. At the Board of Directors', or upon delegation, the Committee's, discretion, the amount payable as a result of the exercise of SARS may be settled in cash, shares or a combination of cash and shares.

          Restricted Shares. The Board of Directors, or upon delegation, the Committee, is authorized to grant restricted shares of Common Stock. Restricted shares are shares of Common Stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Board of Directors, or upon delegation, the Committee, in the award agreement. A participant granted restricted shares of Common Stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

          Performance Awards. A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Board of Directors, or upon delegation, the Committee, and payable at such time and in such form as the Board of Directors, or upon delegation, the Committee, shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Board of Directors, or upon delegation, the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. A participant's rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

          Performance awards are subject to certain specific terms and conditions under the 2007 Plan. Unless the Board of Directors, or upon delegation, the Committee, determines that a performance award to be granted to a "Covered Officer" (which is generally defined to mean to any individual who is, or is reasonably expected to be, a "covered employee" within the meaning of Section 162(m) of the Code) should not qualify as "performance-based compensation" for purposes of Section 162(m), each award granted to a Covered Officer under the 2007 Plan is intended to be performance-based compensation within the meaning of Section 162(m). Performance goals for Covered Officers will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings or book value per share; (b) net income; (c) return on equity, assets, capital, capital employed or investment; (d) earnings before interest, taxes, depreciation and/or amortization; (e) operating income or profit; (f) operating efficiencies; (g) the ratio of criticized/classified loans to capital; (h) allowance for loan losses; (i) the ratio of non-performing loans to total loans; (j) the ratio of past due loans greater than 90 days and non-accruals to total loans; (k) the ratio of net charge-offs to average loans; (l) after tax operating income; (m) cash flow(s); (n) total revenue or revenues per employee; (o) stock price or total shareholder return; (p) growth in deposits; (q) dividends; (r) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion and goals relating to acquisitions or divestitures; or (s) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders' equity and/or shares outstanding, or to assets or net assets. The Board of Directors, or upon delegation, the Committee, may appropriately adjust any evaluation of performance under criteria set forth in the 2007 Plan to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

          To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Board of Directors, or upon delegation, the Committee, will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Board of Directors, or upon delegation, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Board of Directors, or upon delegation, the Committee, shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Board of Directors, or upon delegation, the Committee, may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the 2007 Plan is 15,000 and the maximum annual amount of all performance awards that may be settled in cash is $250,000.

          Other Stock-Based Awards. The Board of Directors, or upon delegation, the Committee, is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Board of Directors, or upon delegation, the Committee, will determine the terms and conditions of such awards, consistent with the terms of the 2007 Plan.

          Non-Employee Director Awards. The Board of Directors may provide that all or a portion of a non-employee director's annual retainer and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The Board of Directors will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director's service as a member of the Board. Non-employee directors are also eligible to receive other awards pursuant to the terms of the 2007 Plan, including options and SARs, restricted shares and other stock-based awards upon such terms as the Board of Directors may determine; provided, however, that with respect to awards made to members of any committee to whom the authority to administer the 2007 Plan have been delegated, the 2007 Plan will be administered by the Board of Directors.

          Termination of Employment. The Board of Directors, or upon delegation, the Committee, will determine the terms and conditions that apply to any award upon the termination of employment with the Company and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

          Change in Control. The Board of Directors, or upon delegation, the Committee, may specify in the applicable award agreement at or after grant, or otherwise by resolution prior to a Change in Control or a Potential Change in Control (each as defined in the 2007 Plan or a specific award agreement), that all or a portion of the outstanding awards issued under the 2007 Plan shall vest, become immediately exercisable or payable and have all restrictions lifted upon a Change in Control or a Potential Change in Control.

          Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the 2007 Plan or any portion of the 2007 Plan at any time, except that stockholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board of Directors deems it desirable or necessary to comply. The Board of Directors, or upon delegation, the Committee, may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Board of Directors, or upon delegation, the Committee, does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Board of Directors, or upon delegation, the Committee, also may not materially and adversely affect the rights of any award holder without the award holder's consent.

          Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the 2007 Plan, to satisfy withholding and other tax obligations. The Board of Directors, or upon delegation, the Committee, may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Except as permitted by the applicable award agreement, awards granted under the 2007 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the Board of Directors, or upon delegation, the Committee, in its discretion.

          Effective Date. No new awards may be granted under the 2007 Plan after the tenth anniversary of the effective date of such plan.

         Certain Federal Income Tax Consequences. The following is a brief description of the Federal income tax consequences generally arising with respect to awards under the 2007 Plan.

          Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a reload option, an SAR or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.

          If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a participant's disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

          The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

          Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of restricted shares, the participant will recognize ordinary income on the fair market value of the common stock at the time restricted shares vest unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of an SAR or restricted share award. For this purpose, the participant's basis in the common stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made). Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant.

          Section 162(m) of the Code generally disallows a public company's tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as "performance-based compensation" is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant and (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as "performance-based compensation" so that these awards will not be subject to the Section 162(m) deduction limitations.

          The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the 2007 Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2007 Plan are urged to consult a tax advisor as to the tax consequences of participation.

          The 2007 Plan is not intended to be a "qualified plan" under Section 401(a) of the Code.

          The following table summarizes information concerning the Company's equity compensation plans at December 31, 2006:

  Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in first column)
Equity compensation plans approved by shareholders	22,064	$38.11	107,058(1)

Equity compensation plans not approved by shareholders	N/A	N/A	N/A
	________	________	________
Total	22,064	$38.11	107,058

  (1) Includes 34,558 shares available for issuance under the Corporation's Employee Stock Purchase Plan at December 31, 2006.

  The Board of Directors recommends that you vote "For" approval of the First Pulaski National Corporation 2007 Equity Incentive Plan.

  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  Fees Incurred by the Company from Putman & Hancock During 2006 and 2005

          During the years ended December 31, 2006 and December 31, 2005, the Company incurred the aggregate fees set forth below from Putman & Hancock, the Company's registered public accounting firm:

	2006	2005

Audit Fees[1]	$69,243	$68,012
Audit-Related Fees	-	-
Tax Fees[2]	7,072	11,783
All Other Fees	-	-

Total Fees	$76,315	$78,145

  ________________________
      Audit Fees include fees related to the annual independent audit of the Company's financial statements and reviews of the Company's annual report on Form 10-K and quarterly reports on Form 10-Q.

      Tax Fees include fees related to tax return preparation and other tax related assistance, planning and advice.

          The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services the Company's independent registered public accounting firm may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by Putman & Hancock during fiscal 2006 prior to Putman & Hancock performing such services. A representative of Putman & Hancock is expected to attend the Meeting and will have an opportunity to make a statement if he desires to do so. He will also be available to respond to appropriate questions.

          The Audit Committee has not yet selected an Independent Registered Public Accounting Firm for the 2007 fiscal year as the meeting of the Audit Committee at which such selection was to be made has not occurred yet.

  SHAREHOLDERS' PROPOSALS

          In order for any proposals by shareholders to be included in the Company's 2008 proxy statement and to be considered at the 2008 annual meeting, all such proposals intended for presentation at the 2008 annual meeting must be mailed to Tracy Porterfield, Chief Financial Officer and Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, Pulaski, Tennessee 38478 and must be received no later December 11, 2007.

          Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

          For any other shareholder proposals to be timely (but not considered for inclusion in the Company's 2008 proxy statement) a shareholder must forward such proposal to Mr. Porterfield at the address set forth above prior to February 24, 2008.

  ANNUAL REPORT AND FORM 10-K

          The annual report of the Company to its shareholders for the fiscal year 2006 is being delivered with this proxy statement.

          Copies of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission will be mailed to shareholders without charge, upon written request made to: Tracy Porterfield, Chief Financial Officer and Secretary/Treasurer, First Pulaski National Corporation, 206 South First Street, P.O. Box 289, Pulaski, Tennessee, 38478, (931) 363-2585.

                                                                                                                                  By order of the Board of Directors

                                                                                                                                  /s/Tracy Porterfield

                                                                                                                                  Tracy Porterfield
                                                                                                                                  Corporate Secretary

  APPENDIX A

  FIRST PULASKI NATIONAL CORPORATION AND
  FIRST NATIONAL BANK OF PULASKI

  CHARTER FOR:                                                                                                                                                             JOINT AUDIT COMMITTEE OF
                                                                                                                                                                                              THE BOARD OF DIRECTORS

  LAST REVISION DATE:                                                                                                                                               DECEMBER 19, 2006
  LAST REVIEW DATE:                                                  DECEMBER 19, 2006

  DEPARTMENT RESPONSIBLE
  FOR MAINTAINING/UPDATING
  POLICY                                                                                                                                                                             AUDIT DEPARTMENT

  ================================================================================================

  A. TITLE

  The title of this Committee shall be the Audit Committee of the Board of Directors of First National Bank of Pulaski (the "Bank") and First Pulaski National Corporation (the "Company"), as the case may be.

  B. COMPOSITION

  The Board of Directors of each of the Bank and the Holding Company shall elect annually an Audit Committee comprised of not fewer than four directors, and the Audit Committee's composition will meet the applicable definition of the New York Stock Exchange (the "NYSE") with respect to independence of its members. One of the members shall be appointed Chairman of the Audit Committee.

  As required by the NYSE definitions, all of the members will be directors who have no relationship to the Bank or the Holding Company that may interfere with the exercise of their independent judgment in carrying out the responsibilities of a director (unless as to one non-independent member the Board under exceptional and limited circumstances determines that membership is required by the best interests of the Bank, the Company, and the Company's shareholders).

  C. DUTIES AND RESPONSIBILITIES

  The Audit Committee is a standing committee of each of the Board of Directors of the Company and the Bank, as the case may be. The Committee provides a liaison between the Board of Directors, management, regulatory examiners, external auditors, the internal auditors, loan review officer, and compliance officer. The purposes of the Committee are to provide assistance to the Board of Directors in fulfilling its statutory and fiduciary responsibilities for examination of the Company and the Bank and to determine that the Company and the Bank each have adequate administrative, operating, and internal accounting controls and are operating in accordance with their prescribed procedures and codes of conduct. The Audit Committee shall have the discretionary authority to review all required regulatory reports presented by internal audit, compliance, loan review, management and the independent registered public accounting firm and take appropriate action. Actions taken will be reported to the full Board at its next regularly scheduled meeting, unless there is a need to do so sooner. The Audit Committee's monitoring responsibility recognizes that the Company's and the Bank's management are responsible for preparing the Bank's financial statements in accordance with generally accepted accounting principles and that the outside auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that the Company's and the Bank's financial management, as well as its outside auditors, have more time, knowledge and more detailed information on the Company and the Bank and each of their financial reports than do the Audit Committee members; consequently, in carrying out its responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company's or the Bank's financial statements and is not conducting an audit or investigation of the financial statements or determining that the Company's or the Bank's financial statements are true and complete or are in accordance with generally accepted accounting principles. The primary duties and responsibilities of the Committee shall be to:
      Review reports prepared by the Internal Auditing Department related to overall auditing activities, significant findings and recommendations and to monitor management's responses thereto.
      Review and approve the annual audit plan of the Internal Auditing Department for the conduct of audits and other reviews of the Company and the Bank and monitor adherence to the plan.
      Review reports prepared by the Loan Review Officers related to loans reviewed and exceptions noted during the reviews.
      Review reports of compliance reviews and findings by the Compliance Officer.
      Review the internal quarterly evaluation of the Allowance for Loan and Lease Losses.
      Select the external auditor, approve their compensation, evaluate their performance and review any comments included in the external auditor's "Management Letter" related to internal controls of the Company or the Bank.
      Review all regulatory examination reports of the Bank and monitor management's response to said reports.
      Review details of all known or suspected defalcations involving any Director, officer, or employee of the Bank. Review details of all robberies, mysterious disappearances or defalcations exceeding $1,000.
      Assure the adequacy of the audit, compliance, and loan review staffing, independence, and training.
      Report to the Board of Directors of the Bank and/or the Company, as the case may be, summarizing the work performed in fulfilling the Audit Committee's primary responsibilities. Written minutes shall be taken of all Committee meetings by a secretary appointed by the Committee for such purposes.
      Review the Company's quarterly report on Form 10-Q, including the Company's interim financial results and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" with management, the external auditor and the internal auditors prior to the filing of that report with the SEC. The Committee will also review the Chief Executive Officer and the Chief Financial Officer their certifications in and/or accompanying such report;
      Review and discuss annually with the external auditor the matters required to be discussed by SAS 61 and SAS 90 as amended or supplemented. Review with management, the external auditor, and the internal auditors the Company's financial statements and the disclosures in the Form 10-K, including those under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and following such review, recommend to the full Board that such audited financial statements be included in the annual report Form 10-K and filed with the SEC. The Committee will also review with the Chief Executive Officer and Chief Financial Officer their certifications in and/or accompanying such report;
      Request from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Bank that may impact the objectivity and independence of the outside auditors, consistent with Independence Standards Board Standard Number 1 and the provisions of the Sarbanes-Oxley Act of 2002, then applicable to the Company;
      Discuss with the outside auditors in an active dialogue any such disclosed relationships and their impact on the outside auditors' independence;
      If determined appropriate by the Committee, recommend that the Board take appropriate action in response to the outside auditor's report to ensure the outside auditor's independence.
      Approve in advance all auditing services and permissible non-audit services to be performed by the external auditor (including the fees and terms thereof); and

      Ensure that the external auditor provides the Committee with timely reports, which the Committee reviews, of (1) all critical accounting policies and practices, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the effects of using such alternatives, and the treatment preferred by the independent auditing firm, and (3) other material written communications between the independent auditor and management.
      The Committee shall review annually and submit for inclusion in the Company's annual meeting proxy statement an Audit Committee Report setting forth the information required by the proxy rules of the Securities and Exchange Commission, including the fact that the Committee has discussed with the outside auditors matters relating to their independence and matters relating to SAS No. 61 and No. 90 and the fact that the Committee has recommended to the Board that the audited financial statements be included in the Company's Form 10-K.
      The Committee shall monitor the Company's compliance with the Sarbanes-Oxley Act and review Management's Certification of report of effectiveness of the Company's internal controls over financial reporting.

  D. ENGAGEMENT CONSIDERATIONS

  First Pulaski National Corporation (the "Company") is required under Securities and Exchange Commission rules and regulations to have an independent financial audit performed annually by Certified Public Accountant.

  External Audits

  The Committee will engage the external auditors. An engagement letter will be accepted and must be sufficient in scope to render an opinion on the consolidated financial statements.

  Under the 12 CFR 363 guidelines section "Role of the Independent Public Accountant," certain requirements for peer review are discussed. The Company will choose an external auditor that participates in a peer review consistent with American Institute of Certified Public Accountants (AICPA) and Securities and Exchange Commission (SEC) standards. The results of the peer review are available to management and the board of directors for inspection. Prior to engaging an external auditor, the Company will verify that the external audit firm has met the general qualifications, the terms of independence, and a review by a peer committee, per AICPA and SEC standards.

  The board of directors and management of the Company and the Bank, take responsibility for the combined financial statements of the corporations. It is the external auditors' responsibility to render an opinion on the financial statements based on their audit. If a management letter, or any document prepared by the external auditors that contains significant suggestions or recommendations regarding the bank's financial statements and reporting, is received from the external auditors, a copy of this document will be filed with the appropriate federal and state banking agencies.

  Upon the engagement, dismissal, or resignation of its external auditor, the Company and the Bank will notify the Securities and Exchange Commission, any other appropriate federal banking agency, and any appropriate financial institution supervisor, and the accountant named therein in writing of the event, including the reasons the change of external auditors was made.

  The Company expects auditors to perform the audit in accordance with GAAS, which require that the external auditors plan and perform the audit in a manner that reasonably ensures that the financial statements are free of material misstatements.

  It is the responsibility of the Audit Committee to determine that the outside auditor is in compliance with the registration requirements of the Sarbanes Oxley Act of 2002 and the implementing rules of the SEC.

  The audit committee must pre-approve any non-audit services which are allowed by Sarbanes Oxley. Any services classified as "prohibited non-audit services" in section 20, subsection (g) shall not be performed by the outside auditor.

  Responsibilities of External Auditors

  An outside independent audit will be performed on an annual basis. After the audit is performed, the Company's Board of Directors expect the external auditors to issue a report containing their opinion of whether the financial statements fairly present in all material respects the financial position of the Company and the results of its operations of its cash flows for the fiscal year, in conformity with GAAP.

  All findings of the outside independent audit will be reported directly by the external auditors to the holding company board of directors. The external auditor is required to allow any of the corporation's or subsidiary bank's regulatory bodies to review work papers upon request.

  The external auditor may be engaged to provide support in scope and methodologies for the internal auditor. Such assistance will pertain to the establishment of stronger internal controls and consulting on establishing operating policies and procedures.

  The independence of the external auditor is also vital. Therefore, the board has adopted the following to ensure that the external auditor's independence is not impaired:

    First National Bank will not extend credit to any partner of the external auditor's firm or to any individual employed by the firm who is working on the engagement.
    All contact with the external auditors will be on a contract basis, and at no time will external auditors make management decisions.
    First Pulaski National Corporation and the external auditing firm will not share any of the same directors.
    Members of the external audit firm must not hold stock in First Pulaski National Corporation.

  It will be the responsibility of the outside auditor to comply with the applicable provisions of the Sarbanes Oxley Act of 2002 and the SEC implementing rules. These responsibilities include, but are not limited to, registration with and review by the Public Company Accounting Oversight Board, and compliance with requirements relating to timely reports to the audit committee.

  Types of Regulatory Information to be Provided to the External Auditor

  The Company's directors and management understand that they may request the auditors to attend examination exit conferences on the completion of fieldwork or other meetings between the supervisory examiners and the Company's directors or management.

  The Company is mindful of the requirements of confidentiality with information contained in its examination reports, inspection reports, and supervisory discussions.

  Section 36 of the FDIA (12 USC 183(m), as added by FDICA, and section 7(a) of the FDIA (12 USC 1817(a), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, require that copies of various confidential regulatory reports and supervisory actions be given to external auditors. Information to be given includes:

    Most recent call reports.
    Most recent examination report and other related correspondence
    Any supervisory actions, such as memoranda of understanding or written agreements against the institution or its affiliates.

  The Company will ensure that the independent auditors understand the confidentiality requirements regarding the reports of examination and any other documents they receive.

  E. MEETINGS

  The Audit Committee shall meet at least once during the first and second month of each quarter or more often if necessary to discharge the responsibilities established by this Charter. The first month of each quarter Loan Review will report to the committee and the Senior Credit Officer will review the Allowance for Loan and Lease Losses with the committee. Audit and Compliance will report on the second month meeting. The Committee may request the presence of management at any committee meeting it deems prudent.

  F. LEGAL COUNSEL

  The Bank's legal counsel shall be available to the Audit Committee for advice or counsel at any time that the committee deems necessary. The Committee shall also have the authority to retain, at the Company's expense, outside legal, accounting or other advisors without prior permission of the Board of Directors or management. Such counsel shall be independent of the Company or the Bank.

  APPENDIX B

  FIRST PULASKI NATIONAL CORPORATION

  2007 EQUITY INCENTIVE PLAN

  FIRST PULASKI NATIONAL CORPORATION

  2007 EQUITY INCENTIVE PLAN

  Section 1.     Purpose.

          This plan shall be known as the "First Pulaski National Corporation 2007 Equity Incentive Plan" (the "Plan"). The purpose of the Plan is to promote the interests of First Pulaski National Corporation, a Tennessee corporation (the "Company"), its Subsidiaries and its shareholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of "performance-based compensation" under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

  Section 2.     Definitions.

          As used in the Plan, the following terms shall have the meanings set forth below:

          (a)   "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity's outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

          (b)     "Award" shall mean any Option, Stock Appreciation Right, Restricted Share Award, Performance Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish or which are required by applicable legal requirements.

          (c)     "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

          (d)     "Bank" shall mean First National Bank of Pulaski.

          (e)     "Board" shall mean the Board of Directors of the Company.

          (f)     "Cause" shall mean, (i) a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or (ii) a Participant's willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

          (g)     "Change in Control" shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:

  (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company's securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

  (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor Company or entity entitled to vote generally in the election of the directors of the Company or such other Company or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

  (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

          (h)     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (i)     "Committee" shall initially mean the entire Board and at such times as the Board is serving as the Committee, all references to the Committee shall be references to the Board. Upon approval by the Board, the Committee may mean the Nominations and Compensation Committee of the Board or such other committee as the Board may so designate, so long as such committee shall be composed of not less than two Non-Employee Directors, at least two of whom shall be (i) a "non-employee director" for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder, (ii) an "outside director" for purposes of Section 162(m) and the regulations promulgated under the Code. To the extent that compensation realized in respect of Awards is intended to be "performance based" under Section 162(m) of the Code and the Committee is not comprised solely of individuals who are "outside directors" within the meaning of Section 162(m) of the Code, the Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements.

          (j)      "Consultant" shall mean any consultant to the Company or its Subsidiaries or Affiliates.

          (k)    "Covered Officer" shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m); provided, however, that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

          (l)      "Director" shall mean a member of the Board.

         (m)   "Disability" shall mean, unless otherwise defined in the applicable Award Agreement, disability as determined under the Bank's Group Long Term Disability Insurance Plan.

          (n)     "Employee" shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

          (o)     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (p)   "Fair Market Value" with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the Nasdaq stock market, or any other such exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Board or Committee in its sole discretion.

          (q)  "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

          (r)    "Incentive Stock Option" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (s)   "Non-Qualified Stock Option" shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 9 of the Plan and is not intended to be an Incentive Stock Option.

          (t)     "Non-Employee Director" shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

          (u)    "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (v)    "Option Price" shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

          (w)   "Participant" shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

          (x)    "Performance Award" shall mean any Award granted under Section 8 of the Plan.

         (y) "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

          (z)    "Potential Change in Control" shall mean, unless otherwise defined in the applicable Award Agreement, the happening of any one of the following:

  (i) the approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in paragraph (g) hereof; or

  (ii) the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities and the adoption by the Committee of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

           (aa)   "Restricted Share" shall mean any Share granted under Sections 7 or 9 of the Plan.

          (bb) "Retirement" shall mean, unless otherwise defined in the applicable Award Agreement, Normal or Early Retirement. "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65. "Early Retirement" means retirement, for purposes of this Plan with the express consent of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.

           (cc)  "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

          (dd)  "Section 16" shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

           (ee)  "Section 162(m)" shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

           (ff)    "Shares" shall mean shares of the common stock, $1.00 par value, of the Company.

          (gg)  "Stock Appreciation Right" or "SAR" shall mean a stock appreciation right granted under Sections 6 or 9 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

          (hh)  "Subsidiary" shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

          (ii)   "Substitute Awards" shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

  Section 3.     Administration.

          3.1 Authority of Committee. The Plan shall be administered by the Committee (which initially shall be the Board), and if not the Board, shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Non-Employee Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances, Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 13 hereunder to amend or terminate the Plan. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award.

          3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

          3.3 Delegation. Subject to the terms of the Plan, the Committee's charter and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

  Section 4.     Shares Available For Awards.

          4.1 Shares Available. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 100,000. If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised or is canceled or settled without the delivery of Shares or with the delivery of a reduced number of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, reduction, forfeiture, termination, expiration or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that, taken together, relate to more than 15,000 Shares.

          4.2 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall in an equitable and proportionate manner (and, as applicable, in such manner as is consistent with Sections 422 and 409A of the Code and the regulations thereunder and with Section 162(m)) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan; and (4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.

          4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

          4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

  Section 5.     Eligibility.

          Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 9.

  Section 6.     Stock Options And Stock Appreciation Rights.

          6.1 Grant. Subject to the provisions of the Plan including, without limitation, Section 3.3 above and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in of Section 422(d) of the Code of the Employee's employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

          6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and Section 13 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options. Except with respect to Substitute Awards, SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant.

          6.3 Term. Subject to the Committee's authority under Section 3.1 and the provisions of Section 6.5, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

  6.4 Exercise.

  (a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.

  (b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

  (c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

  (d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee), valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.

  (e) At the Committee's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

          6.5 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

  Section 7.     Restricted Shares.

              7.1 Grant.

  (a) Subject to the provisions of the Plan and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares shall be granted, the number of Restricted Shares to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

  (b) Each Restricted Share Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share Awards.

              7.2 Delivery of Shares and Transfer Restrictions. At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The applicable Award Agreement will specify whether a grantee has the right to receive dividends with respect to the Restricted Shares prior to the lapsing of transfer restrictions. Unless otherwise provided in the applicable Award Agreement, the grantee shall have all other rights of a shareholder with respect to the Restricted Shares, including the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Unless otherwise provided in the applicable Award Agreement, any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such restricted Shares.

              7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant's beneficiary or estate, as the case may be.

  Section 8.     Performance Awards.

              8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

              8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

              8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. A Participant's rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

  Section 9.     Non-Employee Director Awards.

              9.1 The Board may provide that all or a portion of a Non-Employee Director's annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options and/or Restricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director's service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

              9.2 Subject to applicable legal requirements, the Board may also grant Awards to Non-Employee Directors pursuant to the terms of the Plan, including any Award described in Sections 6 or 7 above.

  Section 10.     Provisions Applicable To Covered Officers And Performance Awards.

              10.1 Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as "performance-based compensation" for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 10. Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.

              10.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 10, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

  (a) earnings or book value per Share

  (b) net income;

  (c) return on equity, assets, capital, capital employed or investment;

  (d) earnings before interest, taxes, depreciation and/or amortization;

  (e) operating income or profit;

  (f) operating efficiencies;

  (g) the ratio of criticized/classified loans to capital;

  (h) allowance for loan losses;

  (i) the ratio of non-performing loans to total loans;

  (j) the ratio of past due loans greater than 90 days and non-accruals to total loans;

  (k) the ratio of net charge-offs to average loans;

  (l) after tax operating income;

  (m) cash flow(s);

  (n) total revenue or revenues per employee;

  (o) stock price or total shareholder return;

  (p) growth in deposits;

  (q) dividends;

  (r) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion and goals relating to acquisitions or divestitures; or

  (s) any combination thereof.

  Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 10.2 to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year.

              10.3  With respect to any Covered Officer, the maximum annual number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan is 15,000 and the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $250,000.

              10.4  To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

  Section 11.     Termination Of Employment.

          The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

  Section 12.     Change In Control and Potential Change in Control.

          The Committee may specify in the applicable Award Agreement at or after grant, or otherwise by resolution prior to a Change in Control or Potential Change in Control, that all or a portion of the outstanding Awards shall vest, become immediately exercisable or payable and have all restrictions lifted upon a Change in Control or Potential Change in Control.

  Section 13.     Amendment And Termination.

              13.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

              13.2 Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

              13.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles.

              13.4 Section 409A Compliance. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

  Section 14.     General Provisions.

              14.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution; provided, however, that a Non-Qualified Stock Option may be transferred by a Participant to a member of the Participant's Immediate Family or a trust for the benefit of the Participant or a member of his or her Immediate Family. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

              14.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

              14.3 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

              14.4 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

              14.5 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

              14.6 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's or document's effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

              14.7 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares or other types of Awards provided for hereunder.

              14.8 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

              14.9 No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

              14.10 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

              14.11 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

              14.12 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

              14.13 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

              14.14 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

              14.15 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

  Section 15.     Term Of The Plan.

              15.1 Effective Date. The Plan shall be effective as of the date it has been approved by both the Board and by the Company's shareholders.

              15.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

  FIRST PULASKI NATIONAL CORPORATION
  PULASKI, TENNESSEE

  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 26, 2007
  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

  PLEASE SIGN AND RETURN

          Know all men by these presents that I, the undersigned shareholder of the First Pulaski National Corporation, do hereby nominate, constitute and appoint James T. Cox, James Rand Hayes and Tracy Porterfield, or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all the Common Stock of said Corporation standing in my name on its books on March 20, 2007, at the annual meeting of its shareholders to be held at the First National Bank of Pulaski Cox and Curry Center, 206 South First Street, Pulaski, Tennessee 38478, on Thursday, April 26, 2007, at 1:00 P.M., CDT or any adjournment or adjournments thereof, with all power the undersigned would possess if personally present as follows:

  (1)  Election as Directors of the eleven (11) persons listed below:

FOR [ ] all nominees listed except as marked to the contrary below. No mark through will be indicated as a vote for the named individual.		WITHHOLD AUTHORITY FOR ALL [ ]
David E. Bagley James H. Butler Charles D. Haney R.Whitney Stevens, Jr.	James K. Blackburn, IV James T. Cox Mark A. Hayes Bill Yancey	Wade Boggs Gregory G. Dugger Linda Lee Rogers

  IF YOU DESIRE TO WITHHOLD AUTHORITY FOR ANY ONE OF THE INDIVIDUALS LISTED ABOVE, SIMPLY STRIKE THROUGH HIS OR HER NAME.

  (2)  To approve the First Pulaski National Corporation 2007 Equity Incentive Compensation Plan:

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

  (3)  Whatever other business may be brought before the meeting or any adjournment or adjournments thereof. Management at present knows of no other business to be presented at the meeting.

          THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ABOVE UNLESS "AGAINST", "ABSTAIN" OR "WITHHOLD AUTHORITY FOR" IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT UNLESS OTHERWISE INDICATED BELOW.

          TO WITHHOLD DISCRETIONARY AUTHORITY TO VOTE ON OTHER MATTERS AT ANNUAL MEETING, CHECK THIS BLOCK [    ].

          The management recommends a vote of "FOR" each of the listed propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

          IN WITNESS WHEREOF, I have hereunto set my hand this the __________ day of _________________, 2007.

Number of shares: _______	Proxy Number:_______

Signature of Shareholder(s), including title when signing as attorney, executor, administrator, trustee, guardian or corporate officer. If shares are held jointly, each shareholder named should sign.